UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

2865 Scott St. Suite 107, Vista, California 92081

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2024, the Company entered into a Share Purchase Agreement with Masa Higashida. Pursuant to the terms of the Share Purchase Agreement the Company sold all the issued and outstanding shares of its wholly-owned subsidiaries, NuZee KOREA Ltd. and NuZee Investment Co., Ltd. to Mr. Higashida for a purchase price of $10,000. The closing of the sale of the shares is set to take place on or before June 30, 2024.

The Share Purchase Agreement may be terminated at any time prior to the closing (a) by the mutual written consent of the Company and Mr. Higashida or (b) by either the Company or Mr. Higashida if (i) a breach of any provision of the agreement has been committed by the other party and such breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach, or (ii) the closing does not occur by June 30, 2024.

The Share Purchase Agreement contains customary representations and warranties and covenants by each party.

This summary is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On June 6, 2024, Masateru Higashida and Kevin J. Conner resigned from the board of directors of the Company (the “Board”) and any committee of the Board of which they were a member. Mr. Higashida also resigned from his positions of Chairman of the Board, Chief Executive Officer, Secretary, and Treasurer. Neither Mr. Higashida’s nor Mr. Conner’s resignation was due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors; Chairman

Also on June 6, 2024, Jianshuang Wang and Yanli Hou were appointed to the Board as directors to fill the vacancies created by Mr. Higashida’s and Mr. Conner’s resignations. It has not yet been determined on which committees of the Board Ms. Wang or Ms. Hou will serve, however, Ms. Wang will serve as the Chairman of the Board.

Ms. Wang has been serving as a legal representative of a Chinese company and a director of a Hong Kong company since joining a US listed company (WETG. US) in 2021. During her tenure, she not only dabbled in human resources management, but also supervised administrative work and assisted in operational management.

Ms. Wang Jianshuang graduated from Hebei University of Economics and Trade with a major in Human Resource Management in 2001. From 2001 to 2012, she worked as a human resources supervisor at Beijing Yuanzhou Decoration Co., Ltd. and Beijing Dingzhi Huihai Management Consulting Co., Ltd.

From 2012 to 2020, Ms. Wang Jianshuang served as the Director of Human Resources at Zhongrong Minxin Capital Management Co., Ltd., Shuyun Puhui Technology Co., Ltd., and Beijing Meixin Technology Co., Ltd. She coordinated the company’s human resources and administrative management, participated in the company’s business management and major issue decision-making, and enhanced the company’s effectiveness by strengthening the professionalism and standardization of human resources and administrative management.

Ms. Hou is an Executive Director of Daren International (01957. HK).

From August 2021 to October 2022, Ms. Hou Yanli served as the CEO of Daren Group. Daren Group is a national high-tech enterprise invested by state-owned civil aviation investment funds and well-known investment institutions.

From March 2019 to July 2021, Ms. Hou Yanli served as the President of the Live Streaming Business Group of Yueshang Group (US: WETG), contributing to the live streaming business of Yueshang Group.

From January 2014 to March 2019, Ms. Hou Yanli served as the co-founder of 3Q Children’s Business School, responsible for the overall operation and development of the company. 3Q Children’s Business School is a brand under Henan Aishang International Education Consulting Co., Ltd. Henan Aishang International Education Consulting Co., Ltd. is a listed enterprise listed on the Zhongyuan Equity Trading Center, with enterprise code 204424.

Ms. Hou Yanli studied at Shandong University of Finance and Economics from 2002 to 2006, obtaining a Bachelor’s degree in Financial Management. After graduation, She joined Tianan Insurance Company and worked for eight years. She has held various positions including financial accounting, auditing, head of fund settlement center, assistant to general manager, and group finance manager. She resigned and started his own business in 2014.

She is also a renowned early childhood education expert, franchise chain operation planner, and enterprise digital transformation expert. She has multiple entrepreneurial experiences and is skilled in market development and project operation management.

Neither Ms. Wang nor Ms. Hou, nor either of their immediate family members (within the meaning of Item 404 of Regulation S-K), had or will have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Co-Chief Executive Officers; Secretary; and Treasurer

Further, effective on June 6, 2024, Ms. Wang and Randell Weaver, the existing Chief Financial Officer, Chief Operating Officer, and President of the Company, were both appointed to the Company as Co-Chief Executive Officers to fill the vacancy created by Mr. Higashida’s resignation. Mr. Weaver will also serve as Secretary and Treasurer to fill the vacancies created by Mr. Higashida’s resignation.

Randell Weaver Amended and Restated Employment Agreement

On June 7, 2024, the Company and Randell Weaver, President, Co-Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary, and Treasurer of the Company, entered into a Second Amended and Restated Employment Agreement (the “Second Amended and Restated Employment Agreement”). The Second Amended and Restated Employment Agreement amends and restates, and replaces in its entirety, the First Amended and Restated Employment Agreement between the Company and Mr. Weaver that was effective as of April 26, 2024 (the “First Amended and Restated Employment Agreement”). The First Amended and Restated Employment Agreement amends and restates, and replaces in its entirety, the Employment Agreement between the Company and Mr. Weaver that was effective as of August 16, 2023 (the “Original Employment Agreement”). In accordance with terms of the First Amended and Restated Employment Agreement, the Company’s Board unanimously approved the Second Amended and Restated Employment Agreement upon the recommendation of the Compensation Committee of the Board.

The Second Amended and Restated Employment Agreement provides for a term until August 31, 2024 and a base salary of $325,000 per year. In addition, Mr. Weaver is eligible to receive a one-time cash bonus equal to $162,500 and restricted stock units with the value of $243,750, to be issued on his termination date and which shall vest on April 30, 2025.

Mr. Weaver may terminate the Second Amended and Restated Employment Agreement whether for any reason or no reason by giving thirty (30) days written notice to the Company. Upon such termination, Mr. Weaver shall only be entitled to (i) accrued but unpaid base salary; and (ii) reimbursement for any unreimbursed business expenses properly incurred by Mr. Weaver through the effective date of termination.

The Second Amended and Restated Employment Agreement contains post-employment nonsolicitation restrictions. Under such provisions, for a period of 12 months following the termination of Mr. Weaver’s employment, he will not solicit, divert or take away or attempt to solicit, divert or take away, any of the employees of the Company.

This summary is qualified in its entirety by reference to the Second Amended and Restated Employment Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Masa Higashida Termination and Release Agreement

On August 15, 2017, the Company and Masa Higashida entered into an Executive Employment Agreement. On June 7, 2024, the Company and Mr. Higashida entered into a Termination and Release Agreement to terminate the Executive Employment Agreement. The Executive Employment Agreement will be of no further force or effect, and the rights and obligations of the Company and Mr. Higashida thereunder shall terminate. In consideration of the Termination and Release Agreement, on or before June 30, 2024, the Company shall pay Mr. Higashida an amount equal to $175,500 and issue a certain number of shares of restricted stock units of the Company with the value of $175,500, which shall vest on April 30, 2025.

This summary is qualified in its entirety by reference to the Termination and Release Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Share Purchase Agreement by and between the Company and Masa Higashida dated as of June 7, 2024.
10.2	Second Amended and Restated Employment Agreement by and between the Company and Randell Weaver dated as of June 7, 2024.
10.3	Termination and Release Agreement by and between the Company and Masa Higashida dated as of June 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: June 7, 2024	By:	/s/ Randell Weaver
	Name:	Randell Weaver
	Title:	Co-Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer Secretary, and Treasurer (Co-Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)